Exhibit (n) under Form N-2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors of Federated Project and Trade Finance Tender Fund:

We consent to the use of our report dated May 28, 2019, with respect to the financial statements of Federated Project and Trade Finance Tender Fund as of March 31, 2019, incorporated herein by reference and to the references to our firm under the headings “Financial Information” in the prospectus and “Independent Registered Public Accounting Firm” in the prospectus and the statement of additional information.

/s/ KPMG LLP

Boston, Massachusetts

June 27, 2019